Exhibit 10.1

LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT, dated as of July 2, 2018 and effective as of June 30, 2018, by and between MEDALLION FINANCIAL CORP., a Delaware corporation having an address of 437 Madison Avenue, New York, New York 10022 (the “Borrower”), MEDALLION FUNDING LLC, a New York limited liability company, with its chief executive office located at 437 Madison Avenue, New York, New York 10022, and MEDALLION FINE ART, INC., a Delaware corporation, with its chief executive office located at 437 Madison Avenue, New York, New York 10022 (individually, a “Guarantor” and collectively the “Guarantors”), and STERLING NATIONAL BANK, a national banking association having an address of 500 Seventh Avenue, New York, New York 10018 (the “Bank”).

W I T N E S S E T H:

WHEREAS, Borrower and Guarantors have executed and delivered to the Bank various loan documents, instruments and agreements, including, but not limited to, an Amended and Restated Loan and Security Agreement dated March 28, 2011, as amended (as same may be further modified, amended, supplemented or restated from time to time, the “Original Loan Agreement”), pursuant to which the Bank has agreed to extend certain credit and make certain loans to the Borrower (all such documents, agreements, and instruments executed by the Borrower and Guarantors, including all extensions and/or modifications, if any, hereinafter collectively referred to as the “Original Loan Documents”);

WHEREAS, extensions of credit were made by the Bank pursuant to the Loan Documents; and

WHEREAS, the term of the Facility A Revolving Loan under the Original Loan Documents matures on June 30, 2018; and

WHEREAS, the Bank has agreed to extend the term of the Original Loan Documents for a 31 day period and modify the existing financial covenants for a 31 day period to allow the Borrower, the Guarantors and the Bank to negotiate a longer term solution, all in accordance with the following terms and conditions which are agreeable to the Borrower and Guarantors as evidenced by their execution of this Loan Modification Agreement;

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

SECTION 1.    DEFINITIONS.

1.1 Existing Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Original Loan Documents.

1.2 References to Loan Documents. The Original Loan Documents and this Loan Modification Agreement are collectively referred to hereafter as the “Loan Documents”.

SECTION 2.    ACKNOWLEDGMENTS AND FINANCIAL COVENANTS.

2.1 Term. Borrower acknowledges, confirms and agrees the term of the Facility A Maturity Date is hereby extended to July 31, 2018. Accordingly, Section 11 of Annex 2 to the Loan Agreement is hereby amended and restated in its entirety as follows:

“11. Maturity Date

Facility A Maturity Date: July 31, 2018.”

2.2 Acknowledgment of Secured Obligations. Borrower acknowledges, confirms and agrees that (a) as of the close of business on June 28, 2018, the aggregate outstanding principal amount of the Facility A Revolving Loan is $12,579,852.29, (b) such amount, together with all interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by Borrower to Bank under the Facility A Revolving Loan, is unconditionally owing by Borrower to Bank without offset, defense or counterclaim of any kind, nature or description whatsoever and (c) its obligation and liability for the payment and performance of the Obligations pursuant to the Loan Documents is unconditionally owing to Bank without offset, defense or counterclaim of any kind, nature or description whatsoever.

2.3 Acknowledgment of Security Interests.

(a) Borrower hereby acknowledges, confirms and agrees that Bank has and shall continue to have valid, enforceable and perfected liens upon and security interests in the Collateral upon or in which Bank has been granted or holds a lien or security interest.

(b) To further secure the payment and performance of all Obligations owed to the Bank by the Borrower, each Guarantor hereby acknowledges and reaffirms all guarantees previously executed and delivered to the Bank, said guarantees being continuing from the date of execution thereof until all Obligations have been paid and discharged in full and until released in full by the Bank in writing. If requested by the Bank in its reasonable discretion, each Guarantor shall execute and deliver to the Bank such further written guarantees as shall be mutually agreeable as between the Bank and the Guarantors. The Bank shall be under no obligation to proceed against the Borrower before proceeding directly against any Guarantor in any order determined by the Bank.

2.4 Binding Effect of Documents. Borrower and each Guarantor hereby acknowledges, confirms and agrees that: (i) each Loan Document to which they are a party has been duly executed and delivered by them to Bank and are in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrower and Guarantors contained in the Loan Documents constitute the legal, valid and binding obligations of Borrower and Guarantors, enforceable against Borrower and Guarantors in accordance with the terms thereof, and Borrower and Guarantors have no valid defenses to the enforcement of such obligations, and (iii) Bank is and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents.

2.5 Financial Covenants. The Bank hereby agrees that for the period ending on June 30, 2018 the Borrower shall not have to comply with the following Financial Covenants in Section 5.1 of the Loan Agreement:

(a) Leverage Ratio;

(b) Net Loss; and

(c) Tangible Net Worth.

The Financial Covenants shall be enforced for the period ending September 30, 2018 and all periods thereafter.

2.6 Monthly Payments. Paragraph 5 of Amendment No. 9 is hereby deleted and Annex 2 of the Loan Agreement is hereby amended as of the date of this Loan Modification Agreement by adding the following new Paragraph 19 at the end of such annex to read as follows:

“19. Monthly Principal Payments. In addition to the payments of interest and other amounts payable under the Loan Agreement, the Borrower shall pay to the Bank, on the fifteenth (15th) day of each and every calendar month commencing on July 15, 2018, an amount equal to the aggregate amount of all principal payments received by the Borrower from Underlying Borrowers pursuant to Underlying Loans during the preceding calendar month (collectively, “Underlying Principal Payments”); provided, however, that in no event shall the aggregate amount of all such principal payments from the Borrower to the Bank during any calendar month be less than $75,000 (it being understood and agreed that if the Underlying Principal Payments received by the Borrower are insufficient to satisfy such $75,000 minimum payment requirement during any calendar month, the Borrower shall be obligated to utilize its own funds to cover any such shortfall in order to make such minimum $75,000 payment to the Bank).”

2.7 Principal Payment. In addition to the monthly payment due on July 15, 2018, on or before July 31, 2018, the Borrower shall pay to the Bank aggregate principal payments equal to or greater than $1,500,000.00. Bank hereby acknowledges and agrees that upon Bank’s receipt of such $1,500,000.00 principal payment, (A) Bank shall release Bank’s lien on and security interest in Artwork Collateral 2 pursuant to Section 16 of that certain Security Agreement dated as of August 11, 2016 made by Medallion Fine Art, Inc. to Bank and (B) that certain Guaranty made as of August 11, 2016, by Medallion Fine Art, Inc. for the benefit of Bank shall terminate pursuant to Section 8.1 thereof.

2.8 Section 3.10 of the Loan Agreement. Section 3.10 of the Loan Agreement is hereby deleted and amended in its entirety to read as follows:

“3.10. Non-Regulated Entities. Neither Borrower nor any Guarantors are a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940. Neither Borrower nor any Guarantors are subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Debt or may otherwise render all or any portion of the Obligations unenforceable.”

SECTION 3.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

In addition to the continuing covenants and agreements at any time made by Borrower to Bank pursuant to the Loan Documents, Borrower represents, warrants and covenants with and to Bank as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof):

3.1 Authorization, Execution and Delivery. This Loan Modification Agreement has been duly authorized, executed and delivered by all necessary action on the part of Borrower, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

3.2 Accuracy of Existing Representations and Warranties. All of the representations and warranties made by Borrower set forth in the Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

3.3 No Default. As of the date of this Loan Modification Agreement and after giving effect hereto, no Event of Default exists or has occurred and is continuing.

SECTION 4.    RELEASE AND OTHER MATTERS.

4.1 Release.

(a) In consideration of the agreements of Bank contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Guarantors, on behalf of themselves and their respective successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably release, remise and forever discharge Bank, its successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Bank and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, Guarantors, or their respective successors, assigns or other legal representatives, may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Loan Modification Agreement, in connection with the Loan Documents, as amended and supplemented through the date hereof.

(b) Borrower and Guarantors understand, acknowledge and agree that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Borrower and Guarantors agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

4.2 Covenant Not to Sue. Borrower and Guarantors, on behalf of themselves and their respective successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably covenant and agree with each Releasee that Borrower or such Guarantors will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged pursuant to Section 4.1 above. If Borrower or Guarantors violates the foregoing covenant, such violating party agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

SECTION 5.    PROVISIONS OF GENERAL APPLICATION

5.1 Effect of this Loan Modification Agreement. Except as modified pursuant hereto, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of a conflict between the terms of this Loan Modification Agreement and the other Loan Documents, the terms of this Loan Modification Agreement shall control.

5.2 Binding Agreement; No Third Party Beneficiaries. This Loan Modification Agreement shall be binding upon and inure to the benefit of Bank, Borrower, Guarantors and their respective successors and assigns. This Loan Modification Agreement is solely for the benefit of Bank, Borrower, Guarantors and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Loan Modification Agreement.

5.3 Costs and Expenses. In addition to all other fees and expenses payable by Borrower to Bank under the Loan Documents, Borrower shall reimburse Bank for all costs and expenses, including legal fees and expenses, incurred by Bank in the preparation of this Loan Modification Agreement.

5.4 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Loan Modification Agreement.

5.5 Governing Law. The validity, interpretation and enforcement of this Loan Modification Agreement whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

5.6 Waiver of Jury Trial. To the fullest extent permitted by applicable law, Borrower and Guarantors each hereby irrevocably waives any right to trial by jury of any claim, demand, action or cause of action arising under this Loan Modification Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Loan Modification Agreement or the transactions contemplated hereby, in each instance whether now existing or hereafter arising and whether in contract, tort, equity or otherwise.

5.7 Counterparts. This Loan Modification Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Loan Modification Agreement by telefacsimile or other method of electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Loan Modification Agreement. In making proof of this Loan Modification Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be duly executed and delivered by their authorized officers as of the day and year first above written.

STERLING NATIONAL BANK

By: /s/ Neal Landerer

Neal Landerer

First Vice President

Acknowledged and Agreed as of July 2, 2018 and effective as of June 30, 2018.

BORROWER:

MEDALLION FINANCIAL CORP.

By: /s/ Alvin Murstein

Name: Alvin Murstein

Title: CEO

GUARANTORS:

MEDALLION FUNDING LLC

By: /s/ Thomas J. Munson

Name: Thomas J. Munson

Title: EVP

MEDALLION FINE ART, INC.

By: /s/ Andrew Murstein

Name: Andrew Murstein

Title: President